CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Optex Systems Holdings, Inc.

1420 Presidential Drive

Richardson, Texas 75081

We hereby consent to the use in the Post Effective Amendment No. 1 to Registration Statement on Form S-1 of our report dated December 27, 2011, relating to the financial statements of Optex Systems Holdings, Inc. which is contained in that Registration Statement. We also consent to the reference to us under the caption, “Experts”, in this Registration Statement.

EFP Rotenberg, LLP

Rochester, New York

February 9, 2012